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                                                                                      Exhibit 11

                                      ENGINEERED SUPPORT SYSTEMS, INC.
                               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (in thousands, except per share amounts)

                                                         Three Months Ended              Nine Months Ended
                                                              July 31                         July 31
                                                     -------------------------        ----------------------
                                                        2001           2000             2001           2000
                                                     ----------     ----------        -------        -------
NET INCOME                                           $    4,812     $    3,764        $13,097        $ 8,908
                                                     ==========     ==========        =======        =======

BASIC EARNINGS PER SHARE

     Average basic shares outstanding                     9,360          8,746          9,226          8,710
                                                     ==========     ==========        =======        =======

                                                     $     0.51     $     0.43        $  1.42        $  1.02
                                                     ==========     ==========        =======        =======



DILUTED EARNINGS PER SHARE

     Average basic shares outstanding                     9,360          8,746          9,226          8,710

     Net effect of dilutive stock options(1)              1,140            323            765            244
                                                     ----------     ----------        -------        -------
                                                         10,500          9,069          9,991          8,954
                                                     ==========     ==========        =======        =======

                                                     $     0.46     $     0.42        $  1.31        $  0.99
                                                     ==========     ==========        =======        =======

(1) Based on the treasury stock method

(2) All computations have been restated to reflect a five-for-four stock split effected by the Company on March 16, 2001
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